As filed with the Securities and Exchange Commission on December 28, 2001
                                                      Registration No. 333-
------------------------------------------------------------------------------


                     SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549

                             ------------------


                                  FORM S-8
                           REGISTRATION STATEMENT
                                   UNDER
                         THE SECURITIES ACT OF 1933

                             ------------------


                               UNITRIN, INC.
           (Exact Name of Registrant as Specified in its Charter)


                Delaware                           95-4255452
         (State of Incorporation)          (I.R.S. Employer Identification No.)


               One East Wacker Drive, Chicago, Illinois 60601
 (Address, including Zip Code, of Registrant's Principal Executive Offices)


           Unitrin, Inc. Non-Qualified Deferred Compensation Plan
                            (Full Title of Plan)


                            Scott Renwick, Esq.
                               Unitrin, Inc.
                           One East Wacker Drive
                          Chicago, Illinois 60601
                               (312) 661-4600
         (Name, Address and Telephone Number of Agent for Service)

           -----------------------------------------------------


                      CALCULATION OF REGISTRATION FEE

                                                    Proposed maximum        Proposed maximum
   Title of securities         Amount to be          offering price             aggregate               Amount of
    to be registered          registered (1)          per unit (2)         offering price (2)      registration fee (2)
-----------------------------------------------------------------------------------------------------------------------
Deferred Compensation
Obligations                    $25,000,000                100%                 $25,000,000                $5,975
-----------------------------------------------------------------------------------------------------------------------

(1) The Deferred Compensation Obligations being registered are unsecured obligations of Unitrin, Inc. to pay deferred compensation in the future in accordance with the terms of the Unitrin, Inc.
      Non-Qualified Deferred Compensation Plan.

(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) under the Securities Act of 1933, as amended.




                                  PART II

             INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

         The following documents filed by Unitrin, Inc. (the "Company") with the Securities and Exchange Commission (the "Commission") (File No. 0-18298) under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), are incorporated herein by reference:

o The Company's Annual Report on Form 10-K, as amended, for the year ended December 31, 2000;

o The Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 2001;

o        The Company's Quarterly Report on Form 10-Q for the quarter ended
         June 30, 2001;

o The Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 2001;

o        The Company's Current Report on Form 8-K filed April 13, 2001;

o        The Company's Current Report on Form 8-K filed May 2, 2001; and

o        The Company's Current Report on Form 8-K filed November 15, 2001.

         All documents filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the respective dates of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.  Description of Securities.

         Under the Unitrin, Inc. Non-Qualified Deferred Compensation Plan (the "Plan"), certain directors and management of the Company and certain management of its subsidiaries may defer, in the case of management, up to 100% of their base salary and regular bonus in excess of the limitation on compensation under section 401(a)(17) of the Internal Revenue Code of 1986, as amended, or, in the case of directors, their director fees. The Plan is intended to be (i) an unfunded "Top Hat Plan" exempt from all provisions of the Employee Retirement Income Security Act of 1974, as amended, and (ii) a non-qualified deferred compensation plan under the Internal Revenue Code of 1986, as amended.

         Amounts deferred by a participant under the Plan will be credited by book entry to the participant's deferral account. Subject to certain exceptions and restrictions, a participant's deferral account balance is indexed to one or more investment media chosen by the participant from the investment media available under the Plan. A participant's account is adjusted periodically to reflect the investment performance of the selected media, including any appreciation or depreciation. Each participant's account is fully vested at all times.

         The deferred compensation obligations are general unsecured obligations of the Company. In the event of the Company's bankruptcy or insolvency, participants will become general unsecured creditors of the Company. The Company has entered into a rabbi trust arrangement with AMVESCAP National Trust Company with respect to the Plan and the payment of the deferred compensation obligations thereunder. Plan participants have no special or priority claim to the assets of the trust, and the trust will be available to satisfy claims of creditors in the event of the Company's bankruptcy or insolvency.

         The deferred compensation obligations are not convertible into any other security of the Company. The deferred compensation obligations do not have the benefit of any negative pledges or of any covenants on the part of the Company other than to pay the deferred compensation obligations in accordance with the terms of the Plan.

         As part of their deferral elections, participants choose the time and manner of distribution of their deferral accounts. Payment of deferral accounts is made at the time and in the form elected.

         In the event of a change in control as defined in the Plan, the Company is obligated to make an irrevocable contribution to the rabbi trust described above in an amount sufficient to pay each participant or beneficiary the benefits to which such participant(s) or their beneficiaries would be entitled pursuant to the terms of the Plan as of the date on which the change in control occurred.

         A participant may not assign, pledge, encumber or otherwise transfer any right to or interest in the participant's deferral account balances under the Plan.

         The Company's board of directors may at any time terminate, discontinue or amend the Plan, subject to certain restrictions.

Item 5.  Interests of Named Experts and Counsel.

         The validity of the securities being registered hereby will be passed upon for the Company by Scott Renwick, Esq., Secretary and General Counsel of the Company. As of the date of this Registration Statement, Mr. Renwick beneficially owns 14,704 shares of Common Stock of the Company and holds options to purchase 110,247 additional shares of Common Stock. Mr. Renwick is eligible to participate in the Plan and may receive benefits under the Plan.

Item 6.  Indemnification of Directors and Officers.

         Under Delaware law, a corporation may indemnify any person who was or is a party or is threatened to be made a party to an action (other than an action by or in the right of the corporation) by reason of his service as a director, officer, employee or agent of the corporation, or his service, at the corporation's request, as a director, officer, employee or agent of another corporation or other enterprise, against expenses (including attorneys' fees) that are actually and reasonably incurred by him ("Expenses"), and judgments, fines and amounts paid in settlement that are actually and reasonably incurred by him, in connection with the defense or settlement of such action, provided that he acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation's best interests, and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his conduct was unlawful. Although Delaware law permits a corporation to indemnify any person referred to above against Expenses in connection with the defense or settlement of an action by or in the right of the corporation, provided that he acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation's best interests, if such person has been judged liable to the corporation, indemnification is only permitted to the extent that the Court of Chancery (or the court in which the action was brought) determines that, despite the adjudication of liability, such person is entitled to indemnity for such Expenses as the court deems proper. The General Corporation Law of the State of Delaware ("DGCL") also provides for mandatory indemnification of any director, officer, employee or agent against Expenses to the extent such person has been successful in any proceeding covered by the statute. In addition, the DGCL provides the general authorization of advancement of a director's or officer's litigation expenses in lieu of requiring the authorization of such advancement by the Board of Directors in specific cases, and that indemnification and advancement of expenses provided by the statute shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement or otherwise.

         The Certificate of Incorporation of the Company provides for the broad indemnification of the directors and officers of the Company and for advancement of litigation expenses to the fullest extent permitted by current Delaware law.

         The Certificate of Incorporation of the Company eliminates the personal liability of a director to the Company or its shareholders, under certain circumstances, for monetary damages for breach of fiduciary duty as a director.

         The Company maintains a directors and officers liability insurance policy insuring the directors and officers of the Company and its subsidiaries in certain instances.

Item 7.  Exemption from Registration Claimed.

         Not applicable.

Item 8.  Exhibits.

  Number     Description

     4       Unitrin, Inc. Non-Qualified Deferred Compensation Plan.

     5       Opinion of Scott Renwick.

   23.1      Consent of Scott Renwick (included in Exhibit 5).

   23.2      Consent of KPMG LLP.

   24.1      Power of Attorney (included on signature page).

Item 9.  Undertakings.

(a)      The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a posteffective amendment to this Registration Statement:

                  (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933,as amended.

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent posteffective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act of 1933, as amended, if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement.

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

         provided, however, that paragraphs (i) and (ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934, as amended, that are incorporated by reference in the Registration Statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a posteffective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, as amended, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934, as amended (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934, as amended), that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the "Act"), may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.


                                 SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois, on December 28, 2001.

                                            Unitrin, Inc.

                                            By:  /s/ Richard C. Vie
                                               -------------------------------
                                               Richard C. Vie
                                               Chairman, President and Chief
                                               Executive Officer

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Eric J. Draut and Scott Renwick or either of them with power to act without the other, as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all subsequent amendments and supplements to this Registration Statement, and to file the same, or cause to be filed the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agent full power to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that any said attorney-in-fact and agent or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


NAME AND CAPACITY                                      DATE


/s/ Richard C. Vie                                     December 28, 2001
-------------------------------------
Richard C. Vie, Chairman,
President and Chief Executive Officer
(Principal Executive Officer)


/s/ Eric J. Draut                                      December 28, 2001
---------------------------------------
Eric J. Draut, Chief Financial Officer, Senior
Vice President and Treasurer (Principal
Financial Officer)


/s/ Richard Roeske                                     December 28, 2001
--------------------------------------
Richard Roeske, Vice President and Chief Ac
counting Officer (Principal
Accounting Officer)


/s/ James E. Annable                                   December 28, 2001
---------------------------------------
James E. Annable
Director


/s/ Douglas G. Geoga                                   December 28, 2001
-----------------------------------------
Douglas G. Geoga
Director


/s/ Reuben L. Hedlund                                  December 28, 2001
------------------------------------------
Reuben L. Hedlund
Director


/s/ Jerrold V. Jerome                                  December 28, 2001
-------------------------------------------
Jerrold V. Jerome
Director


/s/ William E. Johnston, Jr.                           December 28, 2001
-------------------------------------------
William E. Johnston, Jr.
Director


/s/ Fayez S. Sarofim                                   December 28, 2001
--------------------------------------------
Fayez S. Sarofim
Director


/s/ Ann E. Ziegler                                     December 28, 2001
--------------------------------------------
Ann E. Ziegler
Director

                                                                  EXHIBIT 4







                               Unitrin, Inc.


                  Non-Qualified Deferred Compensation Plan


                      Effective as of January 1, 2002







           Unitrin, Inc. Non-Qualified Deferred Compensation Plan

                             Table of Contents

         Section                                                      Page

1.       Purpose/Contact                                               1

2.       Eligibility                                                   1

3.       Deferral Amount                                               2

4.       Deferral Agreement                                            2

5.       Set Aside of Funds                                            3

6.       Investment of Funds and Account Maintenance                   4

7.       Vesting                                                       5

8.       Distributions, Timing and Method of Payments                  5

9.       Electing a Beneficiary                                        5

10.      Applicable Taxes                                              6

11.      Miscellaneous                                                 6

                               Unitrin, Inc.

                  Non-Qualified Deferred Compensation Plan

                      Effective as of January 1, 2002





                            1. Purpose/Contact

         The purpose of the Unitrin, Inc. Non-Qualified Deferred Compensation Plan (the "Plan") is to provide an additional benefit to Outside Directors and Select Executives (collectively the "Participants") of Unitrin, Inc., a Delaware Corporation, or one of its Subsidiaries (the "Company"). Plan Participants are allowed the opportunity to elect to defer a portion of their Eligible Compensation to some future period. This Plan is intended to be an unfunded Top Hat Plan exempt from all provisions of the Employee Retirement Income Security Act of 1974, as amended (ERISA).

         The Plan Administrator is the Compensation Committee of the Unitrin, Inc. Board of Directors (the "Committee"). The Committee has complete authority to interpret and administer this Plan. The Committee's responsibilities and obligations may be delegated as deemed necessary by the Committee from time to time. If, after reading the Plan, Participants have questions about the Plan, such questions should be directed to the designated contact at Unitrin, Inc.

                              2. Eligibility

         Participation in the Plan is limited to (a) a select group of management of the Company, which is chosen annually by the Unitrin, Inc. Board of Directors (the "Board"), and (b) all Outside Directors of the Board who are automatically eligible to participate in the Plan. Eligible Participants shall be notified each calendar year (a "Plan Year") of their eligibility to participate in the Plan. Plan participation is subject to an annual election which must be made by an Eligible Participant as a condition for participating in the Plan. Participation will be solicited by the Plan Administrator approximately two months before the beginning of the next Plan Year, or, in the case of an Eligible Participant who first becomes eligible for participation in the Plan after the beginning of the Plan Year, prior to the performance of services related to his/her Eligible Compensation.

                            3. Deferral Amount

         Eligible Participants may elect to defer regular base salary, bonus compensation, and director fees ("Eligible Compensation") within certain limits described below. A separate election for each of these types of compensation must be made. Eligible Participants who are a select group of management may elect to defer up to 100% of their regular base salary in excess of the Internal Revenue Code Section 401(a)(17) limit (the "401(a)(17) Limit"). For this purpose regular base salary is the annual scheduled base salary, at the time of the election, excluding stock option income, severance pay, and income included in pay due to non-cash taxable fringe benefits. Eligible Participants who are a select group of management may also elect to defer up to 100% of their bonus compensation to the extent that bonus compensation plus non-deferred regular base salary (described above) is in excess of the 401(a)(17) Limit. For this purpose bonus compensation is limited to the annual formula and annual discretionary management bonuses earned in a given year and generally paid in the following year. Bonus compensation does not include other bonuses such as relocation bonus, hiring bonus, or other periodic bonuses. Outside Directors may elect to defer up to 100% of their director fees. The 401(a)(17) Limit is adjusted automatically by the Secretary of the Treasury for increases in the cost-of-living and is $200,000 for the 2002 Plan Year. Section 401(a)(17) of the Internal Revenue Code limits the amount of compensation which may be considered by a plan sponsor for purposes of determining benefits under a qualified retirement plan.

                           4. Deferral Agreement

         The Plan Administrator shall provide each Eligible Participant with an Annual Deferral Agreement (the "Deferral Agreement"). The Deferral Agreement shall describe the requirements and limitations for an Eligible Participant's Deferrals, the timing of distributions, and the optional forms of payment.

         Each Eligible Participant desiring to participate in the Plan for a given Plan Year shall enter into an irrevocable Deferral Agreement with the Company authorizing the deferral of all or part of the Participant's Eligible Compensation. Eligible employee Participants may make two elections during each annual enrollment period; one for regular periodic base salary to be earned and paid in the upcoming year, and one for bonus compensation as described in Section 3 above which may be earned in the upcoming year and paid in the following year. Eligible Directors may make one election with respect to their Director fees.

         Each Eligible Participant electing to defer Eligible Compensation pursuant to the Plan shall also specify at the time the Deferral Election is made the commencement date and method of payment with respect to the payout of all future benefits attributable to Deferrals for each Plan Year.

         An Eligible Participant desiring to participate in the Plan must file with the Plan Administrator an initial Deferral Agreement and Payment Election not less than 30 days prior to the effective date of his/her Deferral Agreement. Such initial election shall be effective commencing with the first day of the Plan Year to which it applies, in the case of

         Participants who are eligible for the Plan before the beginning of such Plan Year, and the first day of the first month following such filing, in the case of Participants who become eligible for the Plan after the beginning of the Plan Year. Thereafter, a Deferral Agreement and Payment Election must be filed at least 30 days prior to the beginning of the Plan Year to which it pertains and shall be effective on the first day of the Plan Year following the filing thereof.

         In no event shall an Eligible Participant be permitted to defer Eligible Compensation for any period that has commenced prior to the date on which the Plan is effective or the date on which a Deferral Agreement is signed by the Participant and accepted by the Plan Administrator.

         Upon receipt of a properly completed and executed Deferral Agreement, the Plan Administrator shall notify the appropriate payroll department of the Company to withhold that portion of the Participant's Eligible Compensation specified in the agreement. All amounts will be withheld ratably throughout the Plan Year except for any bonus amounts which will be withheld in a single lump sum. If the effective date of a Participant's deferral is not the first day of the Plan Year, the Participant shall be entitled to elect to defer a portion of his/her Eligible Compensation calculated as follows: Maximum Eligible Compensation shall equal the amount specified in the Deferral Agreement multiplied by a fraction, the numerator of which is the number of full calendar months in the Plan Year from and after the effective date of the deferral, and the denominator of which is 12. In no event will the Participant be permitted to defer more than the amount specified by this Plan.

                           5. Set Aside of Funds

         Individual Participant deferrals of Eligible Compensation and additions thereon will be reflected in book entries maintained by or on behalf of Unitrin, Inc., as set forth in Section 6 of this Plan. The existence of such book entries shall not create a trust of any kind, or a fiduciary relationship between Unitrin, Inc., any third party record keeper and the Participant, his/her designated beneficiary, or other beneficiaries provided for under this Plan. The bookkeeping entries represent an unsecured obligation of Unitrin, Inc. to pay deferred Eligible Compensation to a Participant at a future date.

         If Unitrin, Inc. so determines, in its sole discretion, payments to a Participant or his/her designated beneficiary or any other beneficiary hereunder may be made from assets held in a Rabbi Trust (the "Trust"). If Unitrin, Inc. determines to establish and fund such a Trust, the assets thereof shall remain, for all purposes, a part of the general, unrestricted assets of Unitrin, Inc. No person shall have any interest in such assets by virtue of the Plan. Unitrin, Inc.'s obligations hereunder shall be an unfunded and unsecured promise to pay money in the future. Any Participant having a right to receive payments pursuant to the provisions of this Plan shall have no greater rights than any unsecured general creditor of Unitrin, Inc. in the event of Unitrin, Inc.'s insolvency or bankruptcy, and no person shall have nor acquire any legal or equitable right, claim or interest in or to any property or assets of Unitrin, Inc.

         In no event will the assets accumulated in the Trust be construed as creating a funded plan under the applicable provisions of ERISA, or under the Internal Revenue Code of 1986, as amended, or under the provisions of any other applicable statute or regulation.

              6. Investment of Funds and Account Maintenance

         The Plan Administrator shall appoint a Plan record keeper which shall establish and maintain individual bookkeeping accounts on behalf of each Participant for purposes of determining each Participant's benefits under the Plan. Separate sub-accounts shall be established for each Participant with respect to each year's Deferral Agreement and for which a different form of payment or payment start date has been elected.

         The plan record keeper shall adjust each Participant's account for amounts representing:

              (a)     Participant Deferrals,
              (b)     Hypothetical investment earnings/losses,
              (c)     Expenses, and
              (d)     Distributions paid to the Participant or beneficiaries.


         Each Eligible Participant electing to defer Eligible Compensation pursuant to the Plan shall also specify at the time the Deferral Election is made, the hypothetical measure(s) of investment performance. The Participant's bookkeeping account shall be deemed to be invested in the hypothetical investment choice(s) made available from time to time by the Committee. Investment preferences selected by the Participant are used only to determine the value of a Participant's account and in no event is the Company required to follow these investment preferences for actual plan investments. A Participant's investment preference shall be communicated to the Plan Administrator by completion and delivery to the Plan Administrator of an Investment Preference Form. Participants shall indicate their initial investment preferences by filing an Investment Preference Form with the Plan Administrator prior to the date on which Deferrals commence under the terms of the Participant's Deferral Agreement. Once elected, investment preferences will be valid until revoked by filing a new Investment Preference Form. Participants shall have the opportunity to change their investment preferences with respect to
         (a) new Deferrals or (b) with respect to existing balances upon notice to the Plan Administrator once per calendar quarter.

         The plan record keeper shall determine the value of all accounts maintained under the terms of the Plan on the close of each business day.

         The plan record keeper shall provide each Participant with a statement of his or her individual bookkeeping account reflecting adjustments to such account during the period from the last statement date. Such statement shall be provided to Participants as soon as administratively feasible following the end of each calendar quarter.

                                7. Vesting

         Each Participant's account shall be 100% vested and nonforfeitable at all times.

              8. Distributions, Timing and Method of Payments

         A Participant's or beneficiary's benefit payable under the Plan shall be determined by reference to the value of each bookkeeping sub-account balance at the time of distribution. Sub-accounts are maintained for each year's deferrals. Benefit payments from the Plan shall be payable from the general assets of the Company which includes any assets held in the Trust.

         Benefits shall be payable or begin within 30 days following the date elected on the original Deferral Agreement. No Participant or beneficiary shall have any right to receive payment of his or her benefit under the Plan prior to the date elected on the original Deferral Agreement Form.

         A Participant's account shall be paid as a lump sum or in installments as elected in the Deferral Agreement. The form of distribution and timing of the distribution is elected at the time the Deferral Election is made. A different form of payment, as to amount and timing, may be elected with respect to each year's Deferral Election. Once a Deferral Election is made, it cannot be altered and is irrevocable for that Plan Year.

         A Participant's Account shall be distributed to the Participant or his/her beneficiary in the form of cash only.

         Unitrin, Inc. has unilateral discretion to pay out any amounts at any time for any reason.

                         9. Electing a Beneficiary

         Any benefit which a deceased Participant is entitled to receive under the Plan shall be paid to such Participant's beneficiary. Such death benefit shall be paid in the mode elected in accordance with the Participant's original deferral election.

         A Participant shall have the right to designate a beneficiary and to amend or revoke such designation at any time in writing. Such designation, amendment or revocation shall be effective only when filed with the Plan Administrator.

         If no beneficiary designation is made, or if the beneficiary designation is held invalid, or if no beneficiary survives the Participant and benefits remain payable following the Participant's death, the Plan Administrator shall direct that payment of benefits be made to the person or persons in the first category in which there is a survivor. The categories of successor beneficiaries, in order, are as follows:

              (a)     Participant's spouse;
              (b)     Participant's estate.

                           10. Applicable Taxes

         The Company shall have the right to (a) require any Participant or beneficiary to pay the Company the amount of any taxes which the Company may be required to withhold with respect to such distributions or (b) deduct from all amounts paid the amount of any taxes which the Company may be required to withhold with respect to any such distributions.

                             11. Miscellaneous

         Entire Agreement

         This Plan Document, Deferral Agreement and Payment Election, Investment Preference Form, Beneficiary Designation Form and other administration forms required of Participants, and made known to them by the Plan Administrator, shall constitute the entire agreement or contract between Unitrin, Inc. and the Participant regarding the Plan. No oral statement regarding the Plan may be relied upon by the Participant or any other person claiming through or under the Participant.

         Employment Rights

         Neither the establishment of this Plan nor any modification thereof, nor the creation of any Trust or account, nor the payment of any benefits, shall be construed as conferring upon a Participant the right to continue to be employed by the Company in his/her present capacity, or in any capacity, or the right to continue to serve as an Outside Director. This Plan relates to the payment of deferred compensation as provided herein, and is not intended to be an employment contract.

         Benefit Transfers

         Neither the Participant nor his designated or other beneficiary under this Plan shall have any right to transfer, assign, anticipate, hypothecate or otherwise encumber all or any part of the amounts payable under this Plan. No such amounts shall be subject to seizure by any creditor of any such Participant or beneficiary, by a proceeding at law or in equity, nor shall any such amounts be transferable by operation of law in the event of bankruptcy, insolvency or death of the Participant, his/her designated beneficiary or any other beneficiary hereunder. Any attempted assignment or transfer in contravention of this provision shall be void.

         Governing Law

         Construction, validity and administration of this Plan shall be governed by applicable Federal law and the laws of the State of Illinois.


         Amendments

         Unitrin, Inc. may at any time amend this Plan without the consent of any Participant or beneficiary hereunder; provided that no amendment shall deprive a Participant or beneficiary of any of the benefits which he or she has accrued under the Plan or otherwise adversely affect the Participant's Account with respect to deferrals elected prior to the date such amendment is made.

         Inurement

         This Plan shall be binding upon and inure to the benefit of Unitrin, Inc. and its successors and assigns, and the Participant, his/her successors, heirs, executors, administrators and beneficiaries.

         Notices

         Any notice required or permitted to be given pursuant to this Plan shall be in writing, and shall be signed by the person giving the notice. If such notice is mailed, it shall be sent by United States certified mail, postage prepaid, addressed to such person's last known address as shown on the records of the Company. The date of such mailing shall be deemed to be the date of notice, but the notice shall not be effective until actually received. The Company or the Participant may change the address to which notice is sent by giving notice of such change in the manner above.

         Change in Control

         Upon a Change of Control the Company shall, as soon as possible, but in no event longer than 30 days following the change of control, make an irrevocable contribution to the Trust in an amount that is sufficient to pay each Participant or beneficiary the benefits to which such Participant(s) or their beneficiaries would be entitled pursuant to the terms of the Plan as of the date on which the change of control occurred. For purposes of this Plan "Change of Control" shall mean the occurrence of any of the following events:

                  (a) any Person is or becomes the Beneficial Owner, directly or indirectly, of securities of Unitrin, Inc. (not including in the securities beneficially owned by such Person any securities acquired directly from Unitrin, Inc. or its Affiliates) representing

                           25% or more of the combined voting power of Unitrin, Inc.'s then outstanding securities, excluding any Person who becomes such a Beneficial Owner in connection with a transaction described in clause (i) of paragraph
                           (c) below; or

                  (b) the following individuals cease for any reason to constitute a majority of the number of directors then serving: individuals who, on the date hereof, constitute the board of directors of Unitrin, Inc. (the "Board") and any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of directors of Unitrin, Inc.) whose appointment or election by the Board or nomination for election by Unitrin, Inc.'s shareholders was approved or recommended by a vote of at least two-thirds of the directors still in office who either were directors on the date hereof or whose appointment, election or nomination for election was previously so approved or recommended; or

                  (c) there is consummated a merger or consolidation of Unitrin, Inc. or any direct or indirect subsidiary of Unitrin, Inc. with any other corporation, other than (i) a merger or consolidation which results in the directors of Unitrin, Inc. immediately prior to such merger or consolidation continuing to constitute at least a majority of the Board of Unitrin, Inc., the surviving entity or any parent thereof or
                           (ii) a merger or consolidation effected to implement a recapitalization of Unitrin, Inc. (or similar transaction) in which no Person is or becomes the Beneficial Owner, directly or indirectly, of securities of Unitrin, Inc. (not including in the securities Beneficially Owned by such Person any securities acquired directly from Unitrin, Inc. or its Affiliates) representing 25% or more of the combined voting power of Unitrin, Inc.'s then outstanding securities; or

                  (d) the shareholders of Unitrin, Inc. approve a plan of complete liquidation or dissolution of Unitrin, Inc. or there is consummated an agreement for the sale or disposition by Unitrin, Inc. of all or substantially all of Unitrin Inc.'s assets, other than a sale or disposition by Unitrin, Inc. of all or substantially all of Unitrin Inc.'s assets immediately following which the individuals who comprise the Board immediately prior thereto constitute at least a majority of the board of directors of the entity to which such assets are sold or disposed or any parent thereof.

         As used in this Change of Control section:

         "Affiliate" shall have the meaning set forth in Rule 12b-2 promulgated under Section 12 of the Securities Exchange Act of 1934, as amended (the "Exchange Act");

         "Beneficial Owner" shall have the meaning set forth in Rule 13d-3 under the Exchange Act; and

         "Person" shall have the meaning given in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof, except that such term shall not include (1) Unitrin, Inc. or any entity, more than 50% of the voting securities of which are Beneficially Owned by Unitrin, Inc., (2) a trustee or other fiduciary holding securities under an employee benefit plan of Unitrin, Inc. or any of its Affiliates, (3) an underwriter temporarily holding securities pursuant to an offering of such securities, (4) a corporation owned, directly or indirectly, by the shareholders of Unitrin, Inc. in substantially the same proportions as their ownership of stock of Unitrin, Inc., (5) any individual, entity or group whose ownership of securities of Unitrin, Inc. is reported on Schedule 13G pursuant to Rule 13d-1 promulgated under the Exchange Act (but only for so long as such ownership is so reported) or (6) Singleton Group LLC or any successor in interest to such entity.

         Termination

         Although Unitrin, Inc. has established this Plan with a bona fide intention and expectation to maintain the Plan indefinitely, Unitrin, Inc. reserves the right to terminate or discontinue the Plan in whole or in part at any time. Upon Plan termination, no further Deferrals shall be made. In such event, the Participant or his/her beneficiary, as the case may be, shall be entitled to receive any benefit attributable to the Deferrals accrued as of the day preceding the effective date of termination, plus hypothetical investment earnings and less hypothetical investment losses, taxes and expenses chargeable to the Participant's account up to the Benefit Distribution Date. The Plan Administrator shall make distributions of the Participant's benefit (1) in accordance with the Participant elections then in effect, or (2) at Unitrin, Inc.'s discretion in a single lump sum payment as soon as practicable after termination of the Plan.


         Administrative Practices

         Unitrin, Inc. may establish administrative practices as necessary for the establishment and ongoing maintenance of this Plan.

                                                                  EXHIBIT 5


                               December 27, 2001

Unitrin, Inc.
One East Wacker Drive
Chicago, Illinois 60601

                  Re: Unitrin, Inc. Non-Qualified Deferred Compensation Plan Registration Statement on Form S-8

Ladies and Gentlemen:

         As general counsel for Unitrin, Inc., a Delaware corporation (the "Company"), I am acting as counsel to the Company in connection with the Registration Statement on Form S-8 with exhibits thereto (the "Registration Statement") filed by the Company under the Securities Act of 1933, as amended (the "Securities Act"), and the rules and regulations thereunder, relating to the registration of non-qualified deferred compensation obligations (the "Obligations") of the Company to be offered under the Unitrin, Inc. Non-Qualified Deferred Compensation Plan (the "Plan").

         As such counsel, I have participated in the preparation of the Registration Statement and have reviewed the corporate proceedings in connection with the adoption and amendment of the Plan. I have also examined and relied upon originals or copies, certified or otherwise authenticated to my satisfaction, of all such public officials and of representatives of the Company, and have made such investigations of law, and have discussed with representatives of the Company and such other persons such questions of fact, as I have deemed proper and necessary as a basis for rendering this opinion.

         Based upon, and subject to, the foregoing, I am of the opinion that the Obligations, when issued by the Company pursuant to the terms of the Plan, will be valid and binding obligations of the Company, enforceable against the Company in accordance with their terms and the terms of the Plan, except as enforceability (i) may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the rights and remedies of creditors generally, and (ii) is subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

         I hereby consent to the filing of this opinion as Exhibit 5 to the Registration Statement. In giving the foregoing consent, I do not admit that I am in the category of persons whose consent is required under
Section 7 of the Securities Act or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.


                             Very truly yours,


                             /s/ Scott Renwick
                             Scott Renwick
                             General Counsel

                                                               EXHIBIT 23.2


                      CONSENT OF INDEPENDENT AUDITORS



To the Board of Directors of Unitrin, Inc.:

We consent to the incorporation by reference in the Registration Statement of Unitrin, Inc. on Form S-8 relating to the Unitrin, Inc. Non-Qualified Deferred Compensation Plan of our reports dated January 31, 2001, relating to the consolidated balance sheets of Unitrin, Inc. and subsidiaries as of December 31, 2000 and 1999, and the related consolidated statements of income, cash flows and shareholders' equity and comprehensive income for each of the years in the three-year period ended December 31, 2000, and all the related financial statement schedules, which reports appear or are incorporated by reference in the Annual Report of Unitrin, Inc. on Form 10-K for the year ended December 31, 2000.



Chicago, Illinois
December 27, 2001
/s/ KPMG LLP